Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 35 to Registration Statement No. 333-15265 on Form N-1A of our reports dated February 23, 2017, relating to the financial statements and financial highlights of BlackRock International Index Fund and BlackRock Small Cap Index Fund, each a series of BlackRock Index Funds, Inc., and the financial statements and financial highlights of Master Small Cap Index Series, one of the series of Quantitative Master Series LLC, appearing in the Annual Report on Form N-CSR of BlackRock Index Funds, Inc. for the year ended December 31, 2016, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statements.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2017